Ernst & Young LLP C O M B I N E D I N T E R I M F I N A N C I A L S T A T E M E N T S Colfax Fluid Handling As of September 29, 2017 and for the three- and nine- month periods ended September 29, 2017 and September 30, 2016 With Review Report of Independent Auditors

1 INDEX TO THE COMBINED FINANCIAL STATEMENTS Page Review Report of Independent Auditors 2 Condensed Combined Statements of Operations 3 Condensed Combined Statements of Comprehensive Income (Loss) 4 Condensed Combined Balance Sheets 5 Condensed Combined Statements of Changes in Equity 6 Condensed Combined Statements of Cash Flows 7 Notes to Condensed Combined Financial Statements 8 Note 1. General 8 Note 2. Recently Issued Accounting Pronouncements 9 Note 3. Income Taxes 10 Note 4. Inventories, Net 10 Note 5. Accrued Liabilities 11 Note 6. Defined Benefit Plans 12 Note 7. Financial Instruments and Fair Value Measurements 12 Note 8. Commitments and Contingencies 13 Note 9. Related Party Transactions 14 Note 10. Subsequent Events 15

A member firm of Ernst & Young Global Limited Ernst & Young LLP 621 East Pratt Street Baltimore, MD 21202 Tel: +1 410 539 7940 Fax: +1 410 783 3832 ey.com 2 Review Report of Independent Auditors The Management of Colfax Corporation We have reviewed the condensed combined financial information of Colfax Fluid Handling, which comprise the condensed combined balance sheet as of September 29, 2017, and the related condensed combined statements of operations, comprehensive income (loss), changes in equity and cash flows for the three- and nine-month periods ended September 29, 2017 and September 30, 2016. Management’s Responsibility for the Financial Information Management is responsible for the preparation and fair presentation of the condensed financial information in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in conformity with U.S. generally accepted accounting principles. Auditor’s Responsibility Our responsibility is to conduct our review in accordance with auditing standards generally accepted in the United States applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion. Conclusion Based on our review, we are not aware of any material modifications that should be made to the condensed combined financial information referred to above for it to be in conformity with U.S. generally accepted accounting principles. Report on Condensed Balance Sheet as of December 31, 2016 We have previously audited, in accordance with auditing standards generally accepted in the United States, the combined balance sheet of Colfax Fluid Handling as of December 31, 2016, and the related combined statements of operations, comprehensive income (loss), changes in equity and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited combined financial statements in our report dated October 31, 2017. In our opinion, the accompanying condensed combined balance sheet of Colfax Fluid Handling as of December 31, 2016, is consistent, in all material respects, with the combined balance sheet from which it has been derived. November 2, 2017

3 COLFAX FLUID HANDLING CONDENSED COMBINED STATEMENTS OF OPERATIONS Dollars in thousands (Unaudited) Three Months Ended Nine Months Ended September 29, 2017 September 30, 2016 September 29, 2017 September 30, 2016 Net sales $ 114,601 $ 112,697 $ 344,197 $ 340,599 Cost of sales 77,267 75,603 224,880 225,958 Gross profit 37,334 37,094 119,317 114,641 Selling, general and administrative expense 33,034 33,809 100,607 108,677 Asbestos coverage adjustment — 8,226 — 8,226 Restructuring and other related items 634 5,407 (7,628) 11,319 Operating income (loss) 3,666 (10,348) 26,338 (13,581) Interest expense, net 730 500 1,820 1,533 Income (loss) before income taxes 2,936 (10,848) 24,518 (15,114) Provision for (benefit from) income taxes 1,308 (2,576) 7,914 (2,714) Net income (loss) 1,628 (8,272) 16,604 (12,400) Add: loss (income) attributable to noncontrolling interest, net of tax 14 (31) 47 37 Net income (loss) attributable to CFH Parent $ 1,642 $ (8,303) $ 16,651 $ (12,363) See Notes to Condensed Combined Financial Statements.

4 COLFAX FLUID HANDLING CONDENSED COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) Dollars in thousands (Unaudited) Three Months Ended Nine Months Ended September 29, 2017 September 30, 2016 September 29, 2017 September 30, 2016 Net income (loss) $ 1,628 $ (8,272) 16,604 $ (12,400) Other comprehensive income (loss): Foreign currency translation gain 10,242 1,801 32,082 3,200 Unrecognized gain (loss) on pension and other post-retirement benefit obligations 424 539 (3,592) 2,224 Other comprehensive income 10,666 2,340 28,490 5,424 Comprehensive income (loss) $ 12,294 $ (5,932) $ 45,094 $ (6,976) See Notes to Condensed Combined Financial Statements.

5 COLFAX FLUID HANDLING CONDENSED COMBINED BALANCE SHEETS Dollars in thousands (Unaudited) September 29, 2017 December 31, 2016 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 12,037 $ 12,916 Trade receivables, less allowance for doubtful accounts of $11,245 and $12,506 74,520 75,392 Inventories, net 53,282 38,885 Short-term asbestos receivable — 27,259 Other current assets 24,207 23,422 Total current assets 164,046 177,874 Property, plant and equipment, net 73,907 66,474 Goodwill 222,419 212,330 Intangible assets, net 14,516 15,302 Long-term asbestos receivable 354,527 358,299 Notes due from affiliates 188,805 138,992 Other assets 40,846 39,075 Total assets $ 1,059,066 $ 1,008,346 LIABILITIES AND EQUITY CURRENT LIABILITIES: Accounts payable $ 55,027 $ 51,998 Accrued asbestos litigation reserve 51,301 48,031 Accrued liabilities 41,350 44,480 Total current liabilities 147,678 144,509 Long-term asbestos litigation reserve 308,995 330,194 Retirement benefits obligation 114,225 109,586 Notes due to affiliates 160,979 141,343 Other liabilities 3,153 2,177 Total liabilities 735,030 727,809 Equity: Net parent investment 441,072 425,985 Accumulated other comprehensive loss (116,480) (144,970) Total parent equity 324,592 281,015 Noncontrolling interest (556) (478) Total equity 324,036 280,537 Total liabilities and equity $ 1,059,066 $ 1,008,346 See Notes to Condensed Combined Financial Statements.

6 COLFAX FLUID HANDLING CONDENSED COMBINED STATEMENT OF CHANGES IN EQUITY Dollars in thousands (Unaudited) Net Parent Investment Accumulated Other Comprehensive Income (Loss) Noncontrolling Interest Total Balance at January 1, 2017 $ 425,985 $ (144,970) $ (478) $ 280,537 Net income 16,651 — (47) 16,604 Other Comprehensive income — 28,490 — 28,490 Net transfers to Parent (1,564) — (31) (1,595) Balance at September 29, 2017 $ 441,072 $ (116,480) $ (556) $ 324,036 See Notes to Condensed Combined Financial Statements.

7 COLFAX FLUID HANDLING CONDENSED COMBINED STATEMENTS OF CASH FLOWS Dollars in thousands (Unaudited) Nine Months Ended September 29, 2017 September 30, 2016 Cash flows from operating activities: Net income (loss) $ 16,604 $ (12,400) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Depreciation, amortization and impairment charges 8,514 11,243 Stock-based compensation expense (155) 1,490 Non-cash portion of Parent management fees 6,987 6,358 Gain on sale of fixed assets (11,734) — Deferred income tax benefit (218) (421) Non-cash pension/OPEB expense 6,361 5,521 Changes in operating assets and liabilities: Trade receivables, net 5,023 11,739 Inventories, net (11,980) 564 Accounts payable 582 (4,740) Changes in other operating assets and liabilities 7,356 (20,993) Net cash provided by (used in) operating activities 27,340 (1,639) Cash flows from investing activities: Purchases of fixed assets, net (11,184) (4,392) Proceeds from sale of fixed assets 21,337 1,632 Other, net — 161 Net cash used in investing activities 10,153 (2,599) Cash flows from financing activities: Net transfers (to)/from affiliates and Parent (39,222) 904 Net cash provided by (used in) financing activities (39,222) 904 Effect of foreign exchange rates on Cash and cash equivalents 850 (276) Decrease in Cash and cash equivalents (879) (3,610) Cash and cash equivalents, beginning of period 12,916 18,292 Cash and cash equivalents, end of period $ 12,037 $ 14,682 See Notes to Condensed Combined Financial Statements.

COLFAX CORPORATION NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited) 8 1. General The accompanying condensed combined carve-out financial statements include the historical accounts of the Target Business (“Colfax Fluid Handling Business”, “CFH” or the “Business”), a division of Colfax Corporation (“Colfax” or the “Parent”). CFH is a global organization that designs, manufactures, distributes and supports pumps and systems in five primary market segments: Commercial Marine; Defense; Industrial and Power; Oil and Gas; and Reliability Services. CFH is headquartered in the United States in Monroe, North Carolina. Products are marketed to customers under a portfolio of brands. The Parent is a leading diversified industrial technology company that provides gas- and fluid-handling and fabrication technology products and services to customers around the world under the Howden, ESAB and Colfax Fluid Handling brands. The condensed combined financial statements included herein have been prepared by the Business in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and accounting principles generally accepted in the United States of America (“GAAP”) for interim financial statements of an acquired business. The condensed combined Balance Sheet as of December 31, 2016 is derived from CFH’s audited financial statements. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with GAAP have been omitted in accordance with the rules and regulations for interim financial statements. The condensed combined financial statements included herein should be read in conjunction with the audited financial statements and related footnotes included in CFH’s stand-alone (“carve-out”) financial statements as of and for the year ended December 31, 2016. The condensed combined financial statements reflect, in the opinion of management, all adjustments, which consist solely of normal recurring adjustments, necessary to present fairly the Business’s financial position and results of operations as of and for the periods indicated. Significant intercompany transactions and accounts are eliminated in consolidation. The Business makes certain estimates and assumptions in preparing its condensed combined financial statements in accordance with GAAP. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from those estimates. The results of operations for the three and nine months ended September 29, 2017 are not necessarily indicative of the results of operations that may be achieved for the full year. Quarterly results are affected by seasonal variations in CFH’s business. As CFH’s fluid handling customers seek to fully utilize capital spending budgets before the end of the year, historically its shipments have peaked during the fourth quarter. Also, its European operations typically experience a slowdown during the July, August and December holiday seasons. General economic conditions may, however, impact future seasonal variations. These financial statements have been prepared solely to demonstrate CFH’s historical results of operations, financial position, and cash flows for the indicated periods under Colfax’s management. All intercompany balances and transactions within CFH have been eliminated. Transactions and balances between or among CFH and Colfax and its subsidiaries are reflected as related- party transactions within these financial statements. The accompanying combined financial statements include the assets, liabilities, revenues, and expenses that are directly attributable to CFH. In addition, the combined financial statements include certain costs related to the Business as well as allocations deemed reasonable by management, to present the combined financial position, results of operations, changes in Net Parent investment and cash flows of the Business on a stand-alone basis. The allocation methodologies have been described within the notes to the combined financial statements where appropriate. These methodologies were primarily based on proportionate time and effort, headcount, or direct labor costs incurred by CFH compared to Colfax’s other business units. These allocated costs are primarily related to corporate administrative expenses, employee-related costs including benefits for corporate and shared employees, and fees for other corporate services. Income taxes have been accounted for in these financial statements as described in Note 3, “Income Taxes.” Pension expenses have been accounted for in these financial statements as described in Note 6, “Defined Benefit Plans.” The financial information included herein may not necessarily reflect the combined financial position, results of operations, changes in equity and cash flows of CFH in the future or what they would have been had the Business been a separate, stand-alone entity during the periods presented.

COLFAX CORPORATION NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (Unaudited) 9 The Business utilizes the Parent’s centralized processes and systems for cash management, payroll, purchasing, and distribution. As a result, substantially all cash received by the Business was deposited in and commingled with the Parent’s general corporate funds and is not specifically allocated to CFH. The net results of these cash transactions between the Business and the Parent are reflected as Net parent investment within Equity in the accompanying balance sheets. In addition, the Net Parent investment represents the Parent’s interest in the recorded net assets of CFH and represents the cumulative net investment by the Parent in CFH through the dates presented, inclusive of cumulative operating results. During the three months ended September 30, 2016, the Parent determined that an other-than-temporary lack of exchangeability between the Venezuelan bolivar and U.S. dollar, due to government controls, had restricted CFH’s Venezuelan operation’s ability to pay dividends and satisfy other obligations denominated in U.S. dollars. In addition, other government-imposed restrictions affecting labor, production, and distribution were prohibiting the Business from controlling key operating decisions. These circumstances caused CFH not to meet the accounting criteria for control in order to continue consolidating its Venezuelan operations. As a result, the Business deconsolidated its Venezuelan operations as of September 30, 2016 for accounting and reporting purposes. As a result of the deconsolidation, CFH recorded a charge of $1.9 million in Selling, general and administrative expense for the nine months ended September 30, 2016, substantially all of which charge related to accumulated foreign currency translation charges previously included in Accumulated other comprehensive loss. Due to this loss of control, the Business has applied the cost method of accounting for its Venezuelan operations beginning on September 30, 2016. Prior to, and at the date of deconsolidation, the Business’s Venezuelan operations represented less than 1% of CFH’s net assets, revenues and operating income. On September 24, 2017, the Parent entered into a definitive purchase agreement to sell the Colfax Fluid Handling business to a third party for estimated aggregate consideration of approximately $860 million. The sale is expected to close during the three months ending December 31, 2017, subject to regulatory approval and other customary conditions. 2. Recently Issued Accounting Pronouncements In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The ASU outlines a single set of comprehensive principles for recognizing revenue under U.S. GAAP and supersedes existing revenue recognition guidance. The main principle of the ASU is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Business expects to apply ASU No. 2014-09 and its related updates on a full retrospective basis as of January 1, 2018. Based on Business-wide analysis performed to date on the Business’s different revenue streams, we expect the adoption of the ASU to impact the timing of revenue recognition related to the identification of additional performance obligations. The adoption of the ASU is not expected to have a material impact on the Combined Financial Statements. In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330) - Simplifying the Measurement of Inventory”. The ASU requires an entity to measure inventory at the lower of cost and net realizable value, except for inventory that is measured using the last-in, first-out method or the retail inventory method. The Business adopted the ASU during the nine months ended September 29, 2017 on a prospective basis, and it did not have a material impact on the Business’s condensed combined financial statements. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”. The ASU requires, among other things, a lessee to recognize assets and liabilities associated with the rights and obligations attributable to most leases but also recognize expenses similar to current lease accounting. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The new guidance must be adopted using a modified retrospective transition and provides for certain practical expedients. The Business is currently evaluating the impact of adopting the ASU on its Combined Financial Statements. In March 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718)”. The ASU, among other things, aims to simplify the accounting for shared-based payment accounting by recording all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and eliminates the requirement that excess tax benefits be realized before they can be recognized. The effect for excess tax benefits not previously recognized will be recorded as a cumulative adjustment to retained earnings pursuant to a modified retrospective adoption method. Excess tax benefits and deficiencies will be accounted for as discrete items in the period the stock awards vest or otherwise are settled. Further, the guidance will require

10 that excess tax benefits be presented as an operating activity on the statement of cash flows consistent with other income tax cash flows. The Business adopted the ASU in the annual period beginning January 1, 2017 and has continued its policy to estimate the amount of awards that are expected to vest. The adoption of ASU 2016-09 will not have a material impact on the Business’s Combined Financial Statements. In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 203)”. The ASU addresses eight specific cash flow issues and clarifies their presentation and classification in the Statement of Cash Flows. The ASU is effective for fiscal years beginning after December 15, 2017 and is to be applied retrospectively with early adoption permitted. The Business is currently evaluating the impact of adopting ASU No. 2016-15 on its Combined Financial Statements. In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350)”. The ASU modifies the measurement of a goodwill impairment loss from the portion of the carrying amount of goodwill that exceeds its implied fair value to the excess of the carrying amount of a reporting unit that exceeds its fair value. This eliminates step 2 of the goodwill impairment test under current guidance. The ASU will be applied prospectively for annual or interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed after January 1, 2017. The Business is currently evaluating the timing of adoption. 3. Income Taxes During the three and nine months ended September 29, 2017, Income before income taxes was $2.9 million and $24.5 million, respectively, while the Provision for income taxes was $1.3 million and $7.9 million, respectively. The effective tax rates were 44.6% and 32.3% for the three and nine months ended September 29, 2017, respectively. The effective tax rates differ from the U.S. federal statutory rate primarily due to international taxes, which are lower than the U.S. tax rate, offset in part by losses in certain jurisdictions where a tax benefit is not expected to be recognized in 2017. During the three and nine months ended September 30, 2016, Loss before income taxes was $(10.8) million and $(15.1) million, respectively, while the benefit from income taxes was $(2.6) million and $(2.7) million, respectively. The effective tax rates were 23.7% and 18.0% for the three and nine months ended September 30, 2016, respectively. The effective tax rate differs from the U.S. federal statutory rate primarily due to international tax rates, which are lower than the U.S. tax rate, offset in part by losses in certain jurisdictions where a tax benefit was not expected to be recognized in 2016. 4. Inventories, Net Inventories, net consisted of the following: September 29, 2017 December 31, 2016 (In thousands) Raw materials $ 29,502 $ 26,628 Work in process 28,527 19,487 Finished goods 17,795 15,640 75,824 61,755 Less: customer progress payments (14,566) (14,624) Less: allowance for excess, slow-moving and obsolete inventory (7,976) (8,246) Inventories, net $ 53,282 $ 38,885

5. Accrued Liabilities

Accrued liabilities in the Condensed Combined Balance Sheets consisted of the following:

	September 29, 2017	December 31, 2016
	(In thousands)	
Accrued payroll	$ 18,355	$ 14,658
Accrued taxes	3,160	3,138
Warranty liability - current portion	1,483	1,477
Accrued restructuring liability - current portion	2,297	2,401
Accrued third-party commissions	3,149	2,556
Customer advances	12,707	10,795
Other	199	9,455
Accrued liabilities	$ 41,350	$ 44,480

Warranty Liability

The activity in the Business's warranty liability - current portion consisted of the following:

	Nine Months Ended September 29, 2017	Year Ended December 31, 2016
	(In thousands)	
Warranty liability, beginning of period	$ 1,477	$ 1,772
Accrued warranty expense	1,388	2,283
Changes in estimates related to pre-existing warranties	(119)	51
Cost of warranty service work performed	(1,385)	(2,576)
Foreign exchange translation effect	122	(53)
Warranty liability, end of period	$ 1,483	$ 1,477

Accrued Restructuring Liability

CFH's restructuring programs include a series of actions to reduce the structural costs of the Business. A summary of the activity in the Business's restructuring liability included in Accrued liabilities and Other liabilities in the Condensed Consolidated Balance Sheets is as follows:

	Nine Months Ended September 29, 2017				
	Balance at Beginning of Period	Provisions	Payments	Foreign Currency Translation	Balance at End of Period[3]
			(In thousands)		
Restructuring and other related items:					
Termination benefits[1]	$ 1,922	$ 3,908	$ (3,872)	$ 273	$ 2,231
Facility closure costs[2]	479	(11,536)	11,119	4	66
	$ 2,401	$ (7,628)	$ 7,247	$ 277	$ 2,297

(1) Includes severance and other termination benefits, including outplacement services. The Business recognizes the cost of involuntary termination benefits at the communication date or ratably over any remaining expected future service period. Voluntary termination benefits are recognized as a liability and an expense when employees accept the offer and the amount can be reasonably estimated.

(2) Includes the cost of relocating associates, relocating equipment and lease termination expense, net of an $11.7 million gain realized on the sale of a building, in connection with the closure of facilities.

(3) As of September 29, 2017, $2.3 million of the Business's restructuring liability was included in Accrued liabilities.

The Business expects to incur charges of approximately $1.3 million during the remainder of 2017 related to its restructuring activities.

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12 6. Defined Benefit Plans CFH’s salaried employees participate in defined benefit pension plans in the U.S. sponsored by the Parent. These plans include other Parent employees that are not employees of the CFH Business. The Parent also sponsors certain defined contribution plans and provides other post-retirement benefits, including health and life insurance, for certain eligible employees and eligible former employees who have retired from the Business. The Parent allocated to CFH pension and other post-retirement benefits expenses of $2.0 million and $4.5 million for the three and nine months ended September 29, 2017, respectively, and $1.1 million and $4.5 million for the three and nine months ended September 30, 2016, respectively. These costs have been reflected within Selling, general and administrative in the accompanying combined statements of operations. The related U.S. pension assets and liabilities have not been allocated to the Business and have not been presented on the accompanying balance sheet since these are assets and liabilities of the Parent. Certain CFH legal subsidiaries also sponsor non-U.S. pension plans. The related net liabilities of these plans are legal obligations of CFH and are included on the Condensed Combined Balance Sheets. 7. Financial Instruments and Fair Value Measurements The carrying values of financial instruments, including Trade receivables and Accounts payable, approximate their fair values due to their short-term maturities. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future. A summary of CFH’s assets and liabilities that are measured at fair value for each fair value hierarchy level for the periods presented is as follows: September 29, 2017 Level One Level Two Level Three Total (In thousands) Assets: Cash equivalents $ 12,037 $ — $ — $ 12,037 $ 12,037 $ — $ — $ 12,037 December 31, 2016 Level One Level Two Level Three Total (In thousands) Assets: Cash equivalents $ 12,916 $ — $ — $ 12,916 Foreign currency contracts related to sales - not designated as hedges — 137 — 137 $ 12,916 $ 137 $ — $ 13,053 Cash equivalents are recorded within Cash and cash equivalents on the Combined Balance Sheets. Other derivative assets are recorded in Other current assets. There were no transfers in or out of Level One, Two or Three during the nine months ended September 29, 2017. Foreign Currency Contracts As of September 29, 2017 and December 31, 2016, the Business had foreign currency contracts with the following notional values:

13 September 29, 2017 December 31, 2016 (In thousands) Foreign currency contracts sold - not designated as hedges $ — $ 1,630 Total foreign currency derivatives $ — $ 1,630 Realized gains and losses are included in Interest expense, net and unrealized gains and losses are included in Other comprehensive income (loss). The Business recognized the following in its Combined Financial Statements related to its derivative instruments: Three Months Ended Nine Months Ended September 29, 2017 September 30, 2016 September 29, 2017 September 30, 2016 (In thousands) Contracts Not Designated in a Hedge Relationship: Foreign Currency Contracts - related to customer sales contracts: Unrealized loss $ — $ (236) $ — $ (236) Realized gain 114 — 114 — Realized loss on purchase contracts (202) — (90) — 8. Commitments and Contingencies Asbestos and Other Product Liability Contingencies Claims activity since December 31 related to asbestos claims is as follows(1): Nine Months Ended September 29, 2017 September 30, 2016 (Number of claims) Claims unresolved, beginning of period 20,567 20,583 Claims filed(2) 3,450 4,022 Claims resolved(3) (6,414) (3,092) Claims unresolved, end of period 17,603 21,513 (1) Excludes claims filed by one legal firm that have been “administratively dismissed.” (2) Claims filed include all asbestos claims for which notification has been received or a file has been opened. (3) Claims resolved include all asbestos claims that have been settled, dismissed or that are in the process of being settled or dismissed based upon agreements or understandings in place with counsel for the claimants.

The Business's Condensed Combined Balance Sheets included the following amounts related to asbestos-related litigation:

	September 29, 2017	December 31, 2016
	(In thousands)	
Current asbestos insurance receivable	$ —	$ 27,259
Long-term asbestos insurance asset[1]	275,109	266,030
Long-term asbestos insurance receivable[1]	79,417	92,269
Accrued asbestos liability[2]	51,301	48,031
Long-term asbestos liability	308,995	330,194

[1] Included in Long-term asbestos receivable in the Condensed Combined Balance Sheets.
[2] Represents current accruals for probable and reasonably estimable asbestos-related liability costs that the Business believes the subsidiaries will pay, overpayments by certain insurers and unpaid legal costs related to defending themselves against asbestos-related liability claims and legal action against the Business's insurers, which is included in Accrued liabilities in the Condensed Combined Balance Sheets.

Following a Delaware Supreme Court ruling on September 12, 2016, the Business received a total of $26.0 million of previously unreimbursed costs funded by the Business in defense and settlement of asbestos claims from insurance companies during the nine months ended September 29, 2017. Certain matters, including potential interest which could be awarded to a specific subsidiary, are subject to further rulings from the Delaware courts. While the outcome is uncertain, none of these matters is expected to have a material adverse effect on the financial condition, results of operations or cash flows of the Business.

Management's analyses are based on currently known facts and a number of assumptions. However, projecting future events, such as new claims to be filed each year, the average cost of resolving each claim, coverage issues among layers of insurers, the method in which losses will be allocated to the various insurance policies, interpretation of the effect on coverage of various policy terms and limits and their interrelationships, the continuing solvency of various insurance companies, the amount of remaining insurance available, as well as the numerous uncertainties inherent in asbestos litigation could cause the actual liabilities and insurance recoveries to be higher or lower than those projected or recorded which could materially affect the Business's financial condition, results of operations or cash flows.

Other Litigation Matters

The Business is involved in various pending legal proceedings arising out of the ordinary course of the Business's business. None of these legal proceedings are expected to have a material adverse effect on the financial condition, results of operations or cash flow of the Business. With respect to these proceedings and the litigation and claims described in the preceding paragraphs, management of the Business believes that it will either prevail, has adequate insurance coverage or has established appropriate accruals to cover potential liabilities. Any costs that management estimates may be paid related to these proceedings or claims are accrued when the liability is considered probable and the amount can be reasonably estimated. There can be no assurance, however, as to the ultimate outcome of any of these matters, and if all or substantially all of these legal proceedings were to be determined adverse to the Business, there could be a material adverse effect on the financial condition, results of operations or cash flows of the Business.

9. Related-Party Transactions

Allocated Expenses

CFH has been allocated expenses from the Parent of $9.6 million and $7.8 million for the nine months ended September 29, 2017 and September 30, 2016, respectively, and $3.2 million and $2.6 million for the three months ended September 29, 2017 and September 30, 2016, respectively. These costs from the Parent are derived from multiple levels of the organization including geographic business unit expenses, shared corporate expenses, and other fees. These allocated costs are primarily related to corporate administrative expenses related to Legal, Corporate Development, Human Resources, Finance, and other departmental corporate costs related to activities that provide benefit to CFH as well as Colfax's other business units. The costs associated with these services and support functions have been allocated to the Business using the most meaningful respective allocation methodologies which were primarily based on proportionate level of effort and time spent on FCH matters; proportionate headcount, and proportionate direct labor costs.

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15 All of CFH’s transactions with the Parent are considered to be financing transactions, which are presented as Net distributions (to) from affiliates and Parent in the accompanying combined statements of cash flows. 10. Subsequent Events The Business has evaluated events through November 2, 2017, the date these financial statements were issued, and determined that no subsequent events have occurred that would require recognition in its condensed combined financial statements for the period ended September 29, 2017. .